                            EXHIBIT 11 TO FORM 10QSB

                            ESENJAY EXPLORATION, INC.
                    COMPUTATION OF EARNINGS PER COMMON SHARE

                                                           Three months ended March 31,
                                                               2001            2000
                                                           ------------    ------------
BASIC EARNINGS PER SHARE
     Weighted average common shares
         outstanding...............................          18,960,761      18,857,272
                                                           ============    ============
     Basic income per share........................        $       0.03    $       0.15
                                                           ============    ============
DILUTED EARNINGS PER SHARE
     Weighted average common shares
         outstanding...............................          18,960,761      18,857,272
     Shares issuable from assumed conversion
         of convertible preferred stock............                 ---         356,999
     Shares issuable from assumed conversion
         of common share options and warrants......           1,238,486          62,837
                                                           ------------    ------------
     Weighted average common shares
         outstanding, as adjusted..................          20,199,217      19,277,108
                                                           ============    ============
     Diluted income per share                              $       0.03    $       0.14
                                                           ============    ============

EARNINGS FOR BASIC AND DILUTED
     COMPUTATION
     Net income....................................        $    647,306    $  2,741,216
     Preferred share dividends.....................                 ---             ---
                                                           ------------    ------------
     Net income to common stockholders
     (Basic and diluted income per share
     computation)...................................       $    647,306    $  2,741,216
                                                           ============    ============


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